Exhibit 10.4
AMENDMENT TO EMPLOYMENT AGREEMENT
TROY L. CARSON
     This Amendment to Employment Agreement (this “Amendment”) is made effective as of the 7th day of May, 2010 by and between Hercules Offshore, Inc., a Delaware corporation, with its principal place of business at 9 Greenway Plaza, Suite 2200, Houston, Texas 77046 (the “Company”), and Troy L. Carson (“Executive”).
WITNESSETH:
     WHEREAS, Executive and the Company entered into an Employment Agreement effective as of December 15, 2008 (the “Agreement”); and
     WHEREAS, Executive and the Company desire to amend the Agreement in certain respects, as provided herein;
     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Amendment.
The Agreement is hereby amended so that Section 4(b)(i) of the Agreement shall read in its entirety as follows:
“(i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary (“Annual Base Salary”), which shall be paid on a monthly basis, at least equal to twelve times the highest monthly base salary paid or payable to the Executive by the Company and its Affiliates in respect of the twelve-month period immediately preceding the month in which the Applicable Date occurs; provided, further, that, after the Effective Date of the Amendment dated as of May 7, 2010, in no event shall the Annual Base Salary be less than $250,000. During the Employment Period, the Annual Base Salary shall be reviewed at least once in each fiscal year of the Company and may be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other executives of the Company and its Affiliates.”
     2. Full Force and Effect. Except as modified herein, the Employment Agreement shall continue in full force and effect according to its terms and conditions. This Amendment, when accepted by you, will become part of the Employment Agreement. In the event of any conflict or ambiguity between the terms and provisions of this Amendment and the terms and provisions of the Employment Agreement, the terms and provisions of this Amendment shall control.
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     3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have executed this Amendment, to be effective as of the date first above written.

The “COMPANY” HERCULES OFFSHORE, INC.
By:	/s/ John T. Rynd
Name:	John T. Rynd
Title:	Chief Executive Officer and President

“EXECUTIVE”
/s/ Troy L. Carson
Troy L. Carson

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